UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 4, 2023

LIXTE BIOTECHNOLOGY HOLDINGS, INC.

delaware	001-39717	20-2903526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

680 East Colorado Blvd. Suite 180

Pasadena, California 91101

(Address of principal executive offices)

(631) 830-7092

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LIXT	The Nasdaq Stock Market LLC
Warrant to Purchase Common Stock	LIXTW	The Nasdaq Stock Market LLC

Item 1.02	Termination of a Material Definitive Agreement.

On October 4, 2023, Lixte Biotechnology Holdings, Inc. (the “Company”) received a counter-signed termination letter dated September 29, 2023 (the “Termination Letter”) with respect to the Exclusive License Agreement dated August 20, 2018 (the “License Agreement”) between the Company and H. Lee Moffitt Cancer Center and Research Institute, Inc. (“Moffitt”), effective September 30, 2023. Pursuant to the License Agreement, among other things, Moffitt had granted to the Company an exclusive license under certain patents owned by Moffitt relating to myelodysplastic syndrome (MDS) and a non-exclusive license under inventions, concepts, processes, information, data, research results, clinical data and the like.

In the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023, the Company had previously disclosed that it had decided to discontinue development of products for use in connection with the treatment of MDS. Pursuant to the Termination Letter, Moffitt confirmed that no termination fee is payable by the Company and that no further payments are owed by the Company to Moffitt under the License Agreement.

A copy of the License Agreement was filed as an exhibit to the Company’s Current Report on Form 8-K that was filed with the Securities and Exchange on August 23, 2018. The description of the License Agreement as set forth in this Current Report on Form 8-K is not complete and is qualified in its entirety by reference to the full text of the License Agreement as previously filed, and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2023	LIXTE BIOTECHNOLOGY HOLDINGS, INC.

	By:	/s/ BASTIAAN VAN DER BAAN
Bastiaan van der Baan
Chief Executive Officer

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